Exhibit 10.22

NOTE CONVERSION AGREEMENT

This Note Conversion Agreement (this “Agreement”) is made and entered into as of October 30, 2021 (the “Effective Date”), by and among SNOW LAKE RESOURCES LTD., a Province of Manitoba, Canada corporation (the “Company”), and the holders of the Notes (as defined below) (each a “Noteholder” and collectively the “Noteholders”).

Recitals

A. In February 2021, the Company issued convertible debt (the “Notes”) to the Noteholders in a private placement (the “Offering”) for a total of C$865,263 (approximately US$697,356). The Notes contain a conversion feature permitting the Noteholders to convert the Notes into Common Shares of the Company at a conversion rate of the lesser of (i) C$1.25 (approximately US$1.01) per Common Share or (ii) a 20% discount to the issue price of any Common Shares issuable upon the sale or conversion of Offered Securities (defined as any equity or voting securities, or securities convertible into or exchangeable for equity or voting securities of the Company) issued in a Qualified Financing (defined as the sale of any Offered Securities, or the raising of any funds by way of equity sale, debt sale, or otherwise following the date of the Notes) (the “Conversion Shares”) and for each Conversion Share received, receive a warrant to purchase one-half of a Common Share (the “Conversion Warrants” and, together with the Conversion Shares, the “Conversion Securities”). Since the set price of C$1.25 (approximately US$1.01) will result in the issuance of more Conversion Securities, the Company has used such price in order to calculate the number of Conversion Securities issuable to each of the Noteholders.

B. In connection with the Company’s initial public offering (the “Public Offering”) and as a condition thereto, the Company is required to cause the conversion of the Notes into Conversion Securities. The Noteholders desire that the Company complete its Public Offering and are agreeing to convert the Notes to Conversion Securities at or promptly following the closing of the Public Offering.

Agreement

Now Therefore, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Outstanding Notes. The Company and each Noteholder hereby acknowledge and agree that the Conversion Shares and Conversion Warrants set forth opposite such Noteholder’s name on Schedule 1 are accurately reflected and constitute the only Conversion Securities that such Noteholder is entitled to upon conversion of the Note held by such Noteholder.

2. Note Conversion. Effective as of date of the closing of the Public Offering (or, if requested by the underwriter for the Public Offering, at the time of the pricing of the Public Offering), the Company and the undersigned Noteholders each acknowledge and agree that (a) each Note shall be automatically converted into the Conversion Securities set forth on Schedule 1, and that by virtue of such conversion, the obligations of the Company under the Notes will have been satisfied in full, (b) October 31, 2021, shall be the final day on which interest accrues on the Notes, regardless of the actual date of the Note Conversion, and if the Public Offering does not close on or before January 1, 2022, then interest will begin to accrue again back from October 31 (c) the Notes, together with any side letters between the Noteholder and the Company or other related transaction documents (together the, “Note Documents”) are terminated, and all rights, title and interest arising under the Note Documents are hereby cancelled, released, extinguished and of no further force and effect, and (d) the cancellation, release and extinguishment of each Note is effective whether or not such Note is delivered to and cancelled by the Company. Each Note is hereby amended to the extent necessary to allow for such Note Conversion as contemplated by this Agreement.

3. Miscellaneous.

3.1 Termination. If the Public Offering does not close on or before January 1, 2022, this Agreement may be terminated unilaterally by the holders of a majority of the outstanding principal amount of the Notes by providing at least ten (10) days prior written notice to the Company of such termination.

3.2 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties on their own behalf and, if applicable, on behalf of others for whom they are contracting hereunder, hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Agreement.

3.3 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at its principal office and to the Noteholders at the addresses maintained by the Company in its corporate records or at such other address as the Company or any Noteholder may designate by ten (10) days advance written notice to the other parties hereto.

3.4 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

3.5 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.8 Modification; Waiver. No modification or waiver of any provision of this Agreement shall be effective unless in writing and approved by the Company and the holders of a majority in principal amount of the Notes.

3.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

3.10 Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

In Witness Whereof, the parties have executed this Note Conversion Agreement as of the date first written above.

Company:

SNOW LAKE RESOURCES LTD.,

By:
Name:	Philip Gross
Title:	Chief Executive Officer

In Witness WHEREOF, each of the Noteholders have executed this Note Conversion Agreement as of the date first written above.

NOTEHOLDER

Print Name Above

Sign Above

If signer is an entity, specify name and title of authorized signer below:

Name:

Title:

[SIGNATURE PAGE TO NOTE CONVERSION AGREEMENT]

Schedule 1

Note